CERTIFICATE OF AMENDMENT

                   OF RESTATED CERTIFICATE OF INCORPORATION OF

                                RAYTHEON COMPANY

         Raytheon  Company,  a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That at a regular meeting of the members of the board of directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that, accordingly, upon approval by the requisite vote of the holders of each of the Class A and Class B Common Stock and the filing of the requisite certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, Section 1 of Article IV of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                           Without  regard  to  any  other   provision  of  this
                  Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article IV, and including, without limitation, those in Section 2(b)(iii) of
                  Article IV relating to the treatment of the shares of Class A Common Stock and Class B Common Stock in the case of any split, subdivision, combination or reclassification, and those in Section 2(b)(vi) of Article IV relating to the identical rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock, all of which are hereby amended as and to the extent necessary to allow the matters and transactions contemplated and effected hereby), each one (1) share of Class A Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one-twentieth (1/20th) of a fully-paid and nonassessable share of Class A Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 20 shares of Class A Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall, as may be determined by the Chief Financial Officer of the Corporation, either (1) arrange for the disposition of fractional interests by those entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests and (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale be allocated and distributed among the holders of the fractional interests as their respective interests appear, or (2) pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.

                           Without  regard  to  any  other   provision  of  this
                  Restated Certificate of Incorporation (including, without limitation, all of the provisions of Article IV, and including, without limitation, those in Section 2(b)(iii) of
                  Article IV relating to the treatment of the shares of Class A Common Stock and Class B Common Stock in the case of any split, subdivision, combination or reclassification, and those in Section 2(b)(vi) of Article IV relating to the identical rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock, all of which are hereby amended as and to the extent necessary to allow the matters and transactions contemplated and effected hereby), each one (1) share of Class B Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one-twentieth (1/20th) of a fully-paid and nonassessable share of Class B Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 20 shares of Class B Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall, as may be determined by the Chief Financial Officer of the Corporation, either (1) arrange for the disposition of fractional interests by those entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests and (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale be allocated and distributed among the holders of the fractional interests as their respective interests appear, or (2) pay in cash the fair value of such fractions of a share as of the time when this amendment becomes effective.

                           The  Corporation  is authorized to issue  272,500,000
                  shares of capital stock of which (a) 72,500,000 shares shall be shares of Common Stock $.01 par value per share ("Common Stock"), and which shares of Common Stock shall be divided into two classes, 22,500,000 shares of Common Stock shall be shares of Class A Common Stock ("Class A Common Stock") and 50,00,000 shares of Common Stock shall be shares of Class B Common Stock ("Class B Common Stock"), and (b) 200,000,000 shares shall be shares of Preferred Stock $.01 par value per share ("Preferred Stock").

         SECOND: That at the annual meeting of stockholders, said amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the certificate shall become effective at 6:00 p.m. New York City time on Monday, May 14, 2001, in accordance with the applicable provisions of Section 103 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Raytheon Company has caused this certificate to be signed by its Vice President and Secretary this 14th day of May, 2001.


                                     By: /s/ John W. Kapples
                                     Name: John W. Kapples
                                     Title: Vice President and Secretary